Exhibit 10.7
                                                          ------------


                               CERTIFICATE

                          Triangle Pacific Corp.


     I,                              , Secretary of the above
organization, do hereby certify that attached hereto is a true and correct copy of a resolution and a true and correct copy of:

     Triangle Pacific Corp.
     Salaried Employees Profit Sharing Plan
     (As Restated January 1, 1993)

each of which was duly adopted by the Board of Directors of said organization at a meeting duly held in accordance with its bylaws on the
day of               , 1994.

     I further certify that a quorum of the members of the Board of Directors was present at said meeting and that said resolution has not been altered, modified or rescinded and is now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto affixed my name and the
seal of the above organization, this        day of              ,
1994.


Secretary

(CORPORATE SEAL)

STATE OF TEXAS  )
                )ss.
COUNTY OF DALLAS)

    SUBSCRIBED AND SWORN TO BEFORE ME THIS      day of          ,
1994.


Notary Public
My Commission Expires:


   (NOTARY SEAL)




                                Triangle Pacific Corp.

                        RESOLUTION -- BOARD OF DIRECTORS


RESOLVED THAT:

     (1) The Plan titled Triangle Pacific Corp. Salaried Employees Profit Sharing Plan (As Restated January 1, 1993), copies of which have been presented to the Board at this meeting, is hereby approved and adopted, subject to its qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time (hereinafter referred to as "Code");

     (2) The proper officers of this Corporation be and they are hereby authorized to do all acts and things necessary and proper to carry out the purpose of said Plan and to make such amendments and changes, if any, as may be necessary to qualify the Plan and related trust under the applicable sections of the Code;

     (3) The proper officers of this Corporation are hereby authorized to submit, or have submitted, verified counterparts of the Plan and related trust instruments and this resolution to the appropriate District Director of Internal Revenue Service in support of a request for a letter of determination approving the Plan and related trust as qualifying for tax purposes;

     (4) Announcement shall be made to all employees covered by the Plan concerning the adoption of said Plan and the provisions thereof.


                        TRIANGLE PACIFIC CORP.
                SALARIED EMPLOYEES PROFIT SHARING PLAN
                    (As Restated January 1, 1993)


                   Effective: January 1, 1993

                            TRIANGLE PACIFIC CORP.
                       SALARIED EMPLOYEES PROFIT SHARING PLAN
                        (As Restated January 1, 1993)


                              TABLE OF CONTENTS            Page No.
PREAMBLE

ARTICLE I     Purpose                                         I-1

ARTICLE II    Definitions and Construction                   II-1
     2.1  -   Definitions                                    II-1
     2.2  -   Additional Defined Terms                       II-6
     2.3  -   Construction                                   II-7

ARTICLE II    Participation and Service                     III-1
     3.1  -   Participation                                 III-1
     3.2  -   Service                                       III-3
     3.3  -   Hours of Employment                           III-4
     3.4  -   Participation and Service Upon
              Reemployment                                  III-5

ARTICLE IV    Contributions and Forfeitures                  IV-1
     4.1  -   Amount of Profit Sharing
              Contributions                                  IV-1
     4.2  -   Time and Method of Profit
              Sharing Contribution                           IV-1
     4.3  -   Determination of Profit Sharing
              Contributions                                  IV-1
     4.4  -   No After-Tax Contributions by
              Participants                                   IV-2
     4.5  -   Disposition of Forfeitures                     IV-2
     4.6  -   Salary Deferral Contributions                  IV-5
     4.7  -   Matching Contributions and
              Qualified Matching Contributions              IV-10
     4.8  -   Qualified Nonelective
              Contributions                                 IV-12

ARTICLE V     Allocations to Participants' Accounts           V-1
     5.1  -   Individual Accounts                             V-1
     5.2  -   Account Adjustments                             V-2
     5.3  -   Limit on Annual Additions Under
              Code Section 415                                V-5
     5.4  -   Top-Heavy Provisions                            V-9

ARTICLE VI    Distributions and Withdrawals                  VI-1
     6.1  -   Retirement or Disability                       VI-1
     6.2  -   Death                                          VI-1
     6.3  -   Termination for Other Reasons                  VI-1
     6.4  -   Payment of Benefits                            VI-2
     6.5  -   Designation of Beneficiary                     VI-3

ARTICLE VI    6.6 - Distributions to Five Percent
(Cont'd)            (5%) Owners                              VI-5
     6.7  -   Small Distributions                            VI-5
     6.8  -   Distributions to Participants
              Who Are Not 5% Owners                          VI-6
     6.9  -   Withdrawals from Salary Deferral
              Contribution Account                           VI-6
     6.10 -   Direct Rollovers                               VI-8

ARTICLE VII   Trust Fund                                    VII-1


ARTICLE VIII  Administration                               VIII-1
     8.1  -   Allocation of Responsibility
              Among Fiduciaries for Plan and
              Trust Administration                         VIII-1
     8.2  -   Appointment of Committee                     VIII-2
     8.3  -   Claims Procedure                             VIII-2
     8.4  -   Records and Reports                          VIII-3
     8.5  -   Other Committee Powers and
              Duties                                       VIII-3
     8.6  -   Rules and Decisions                          VIII-4
     8.7  -   Committee Procedures                         VIII-4
     8.8  -   Authorization of Benefit
              Payments                                     VIII-5
     8.9  -   Application and Forms for
              Benefits                                     VIII-5
     8.10 -   Facility of Payments                         VIII-5
     8.11 -   Indemnification of the Committee             VIII-6

ARTICLE IX    Miscellaneous                                  IX-1
     9.1  -   Nonguarantee of Employment                     IX-1
     9.2  -   Rights to Trust Assets                         IX-1
     9.3  -   Nonalienation of Benefits                      IX-1
     9.4  -   Non-forfeitability of Benefits                 IX-5
     9.5  -   Discontinuance of Employer
              Contributions                                  IX-5
     9.6  -   Waiver of Benefits                             IX-5

ARTICLE X     Amendment and Termination                       X-1
     10.1 -   Amendment and Termination                       X-1
     10.2 -   Partial Termination                             X-2
     10.3 -   Liquidation of the Trust Fund                   X-2
     10.4 -   Manner of Distribution                          X-2

ARTICLE XI    Successor Employer and Merger or
     Consolidation of Plans                                  XI-1
     11.1- Successor Employer                                XI-1
     11.2- Conditions Applicable to Mergers
           or Consolidations of Plans                        XI-1


                         Triangle Pacific Corp.
                  Salaried Employees Profit Sharing Plan
                     (As Restated January 1, 1993)
                 ---------------------------------------

                               PREAMBLE
                               --------


     WHEREAS, effective January 5, 1976 Triangle Pacific Corp.
established a Profit Sharing Plan for its eligible salaried employees, which Plan was amended in its entirety effective January 1, 1980 and January 1, 1984 (hereinafter referred to as the "Previous Plan"); and

     WHEREAS, said organization now desires to amend and continue the Previous Plan by a separate restatement in its entirety and the right to so amend is reserved to said organization under the provisions of the Previous Plan;

     NOW, THEREFORE, the Previous Plan is hereby restated, and amended in its entirety, superseded and replaced by this separate restated Plan.

     There will be no termination and no gap or lapse in time or effect between such Plans, and the existence of a qualified Plan shall be continuous and uninterrupted.

     This restated Profit Sharing Plan is conditioned upon its qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time, with employer contributions being deductible under Section 404 of the Internal Revenue Code or any other applicable sections thereof, as amended from time to time.

     The terms and conditions of this restated Plan, effective January 1, 1993, (unless otherwise provided herein) are as follows:


                                 ARTICLE I

                                  Purpose
                                  -------

     The Plan and Trust are intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

     The provisions of this Plan shall apply only to an Employee who terminates employment on or after the Effective Date. The rights and benefits, if any, of a former employee shall be determined in accordance with the prior provisions of the Plan or Previous Plan in effect on the date his employment terminated.


                                ARTICLE II

                     Definitions and Construction
                     ----------------------------

     2.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth in this
Article II, unless the context clearly indicates to the contrary.

          (a) Additions: Additions allocated to a Participant's Profit Sharing Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account and Salary Deferral Contribution Account as described in Section 5.3a(i).

          (b) Affiliated Employer: Any business entity (including an Employer hereunder) that, together with an Employer hereunder, constitutes a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group, all as defined in Code Section 414 (subject, however, to the provisions of Code
Section 415(h) when applying the benefit limitations of Code Section
415).

          (c) Allocation Date: The date as of which Contri-butions are allocated to a Participant's Accounts, which date shall be any business day of the Year and as soon as practicable following receipt of such contributions by the Trustee.

          (d) Authorized Leave of Absence: Any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Employee returns or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employer within the period provided by law.

          (e) Beneficiary: A person or the persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.5 to receive any death benefit which shall be payable under this Plan; provided that if the Participant is married, his Eligible Spouse shall be his Beneficiary unless another individual is designated by the Participant and the Eligible Spouse consents to such designation (or change in designation) in the manner provided for herein.

          (f) Code: The Internal Revenue Code of 1986, as amended from time to time.

          (g) Committee: The persons appointed pursuant to Article VIII to administer the Plan in accordance with said Article.

          (h)  Company:  Triangle Pacific Corp.

          (i) Compensation: The total of all fixed amounts paid to or accrued for a Participant by the Employer for personal services for a Year, but excluding any benefits paid under this Plan, any payments for overtime work, commissions and any bonuses of any kind or nature. For purposes of determining a Participant's Compensation, any election by such Participant to reduce his regular cash remuneration under Code
Section 401(k) or Code Section 125 shall be treated as if the Participant did not make such election.

     Notwithstanding the foregoing, Compensation for any Plan Year, after December 31, 1988, shall not include any amounts in excess of the dollar limit as may be permitted under Code Section 401(a)(17). If during a year any Employee who is a Participant ("family member") is the spouse or lineal descendant, below age 19, of an Employee who is a Participant ("HCE") who either is a five percent (5%) owner (as defined in Code Section 416(i)) or is a highly compensated employee (as defined in Code Section 414(q)) in the group consisting of the ten (10) such highly compensated employees with the greatest compensation during such year, then, for purposes of the above dollar limitation, such "family member's" compensation for such year will be aggregated with such "HCE's" compensation for such year. If such aggregated compensation for a year exceeds the above dollar limit, then the dollar limit applicable to each such Participant's compensation for such year will be the dollar limit otherwise applicable for such year for the Participant multiplied by a fraction, the numerator of which is such Participant's unlimited compensation for such year and the denominator of which is the sum of all such Participants' unlimited compensation for such year.

          (j) Disability: A physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents an Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience. The receipt of Social Security Disability payments shall be presumptive evidence of disability.

          (k) Domestic Subsidiary: A subsidiary organized under the laws of any state or territory of the United States.

          (l)  Effective Date:  Unless otherwise provided herein,
January 1, 1993, the date on which the provisions of this amended and restated Plan became effective.

          (m) Eligible Spouse: The spouse to whom a Participant or Former Participant is married on the date benefit payments under the Plan are to commence pursuant to Section 6.4, or if the Participant or Former Participant dies before benefit payments commence, the spouse to whom he is married on the date of his death.

          (n) Employee: Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employers (or who would be receiving such remuneration except for an Authorized Leave of Absence) and is not represented by a collective bargaining agreement. A "leased employee" will also be deemed an Employee. A "leased employee" is any leased employee within the meaning of Code Section 414(n)(2), except that if such leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated workforce within the meaning of Code Section 414(n)(5)(C)(ii), then the term "Employee" will not include those leased employees covered by a plan described in Code Section 414(n)(5) unless otherwise provided by the terms of such plan (or this Plan).

          (o) Employer: Triangle Pacific Corp., a corporation organized and existing under the laws of the State of New York ("Company") or any Domestic Subsidiary which, with its consent, participates in the Plan. Triangle Pacific Corp. and such Domestic Subsidiaries are sometimes referred to as the Employers.

          (p) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (q)  Fiduciaries:  The Employer, the Committee and the
Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 8.1.

          (r) Forfeiture: The forfeiture of the non vested portion of a Participant's Profit Sharing or Matching Contribution Accounts after his separation from service. A Forfeiture will occur on the earlier of the distribution of the Participant's entire nonforfeitable account balance, or the date the Participant incurs five consecutive one-year breaks in service. If a Participant is 0% vested at the time of his separation from service, such Participant will be deemed to have received a distribution of his entire nonforfeitable account balance at the time of his separation from service.

          (s) Former Participant: A Participant whose employment with the Employer has terminated but who has a vested account balance under the Plan which has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

          (t) Income: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

          (u) Individual Account(s) or Account(s): Each of the accounts maintained by the Committee showing individual interests in the Trust of each Participant, former Participant and Beneficiary, as described in Section 5.1.

          (v) Matching Contributions: The contribution made by the Employer, pursuant to Section 4.7, to the accounts of those Participants who have had Salary Deferral Contributions made to their Salary Deferral Contribution Account since the last Allocation Date.

          (w) Matching Contribution Account: The account maintained for a Participant to record the Matching Contributions made on his behalf to the Plan, and adjustments relating thereto in accordance with
Article V.

          (x) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.

          (y) Participation: The period commencing as of the date the Employee becomes a Participant and ending on the date his employment with the Employer terminates except that, with respect to a Former Participant, limited participation in the Trust Fund Income continues until his vested account balance is distributed.

          (z) Plan: The Triangle Pacific Corp. Salaried Employees Profit Sharing Plan, the Plan set forth herein, as amended from time to time, and intended to be a profit sharing plan as determined in accordance with Code section 401(a)(27).

          (aa) Previous Plan: Triangle Pacific Corp. Salaried Employees Profit Sharing Plan, as in force and effect immediately prior to the Effective Date and the Plan being amended and hereby restated. Any reference herein to the Previous Plan as of a certain date or for a certain period shall be deemed in reference to the Previous Plan as then in effect.

          (bb) Profit Sharing Contribution:  The Profit Sharing
Contribution made to the Plan in accordance with Section 4.1.

          (cc) Profit Sharing Contribution Account: The account maintained for a Participant to record his share of the Profit Sharing Contributions of the Employer (and adjustments relating thereto) in accordance with Article V.

          (dd) Qualified Matching Contributions: The contributions made by the Employer, pursuant to Section 4.7, to the accounts of those Participants who have made Salary Deferral Contributions.

          (ee) Qualified Matching Contribution Account: The account maintained for a Participant to record the Qualified Matching
Contributions made on his behalf to the Plan, and adjustments relating thereto in accordance with Article V.

          (ff) Qualified Nonelective Contributions: The contribution made by the Employer, pursuant to Section 4.8 in order to avoid a violation of the average deferral percentage test described in Section 4.6.

          (gg) Salaried Employee: An Employee, other than an hourly-rated or daily-rated employee, who periodically receives compensation of a fixed amount.

          (hh) Salary Deferral Contribution: The pre-tax contributions made under Article V thereof through Salary Deferral pursuant to Code section 401(k).

          (ii) Salary Deferral Contribution Account: The account maintained for a Participant to record the Salary Deferral Contributions made on his behalf to the Plan, and adjustments relating thereto in accordance with Article V.

          (jj) Service: A Participant's period of employment with the Employer determined in accordance with Section 3.2.

          (kk) Subsidiary: A corporation not less than 80% of whose voting shares (not including shares having voting power only upon the happening of an event of default) is at the time owned, directly or indirectly, by the Company. Any such corporation shall be a subsidiary only during such time as the foregoing share ownership requirements are met.

          (ll) Trust (or Trust Fund): Any fund maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan.

          (mm) Trustee: The corporation or individuals appointed by the Board of Directors of the Employer to administer the Trust.

          (nn) Valuation Date: The last day of each Year or more frequently as required by the Committee.

          (oo) Year or Plan Year: The 12-month period commencing on January 1 and ending on December 31.

     2.2 Additional Defined Terms: In addition to the definitions listed in Section 2.1, the Plan includes the following terms defined in the Plan sections indicated:

          Annual Addition:  See Section 5.3(a)(i).

          Contribution Percentage:  See Section 4.7(a)

          Deferral Percentage:  See Section 4.6c.(6)(A).

          Direct Rollover:  See Section 6.10(d).

          Distributee:  See Section 6.10(c).

          Earnings:  See Section 5.3(a)(ii).

          Eligible Retirement Plan:  See Section 6.10(b).

          Eligible Rollover Distribution:  See Section 6.10(a).

          Highly Compensated Contribution Percentage:  See Section
4.7(b).

          Highly Compensated Deferral Percentage:  See Section
4.6c.(6)(B).

          Highly Compensated Employee:  See Section 4.6c.(1).

          Key Employee:  See Section 5.4(f).

          Limitation Year:  See Section 5.3(a)(iii).

          Nonhighly Compensated Contribution Percentage:  See Section
4.7(c)

          Nonhighly Compensated Deferral Percentage:  See Section
4.6c.(6)(C).


     2.3 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular, where appearing in the Plan, shall be deemed to include the plural, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

                               ARTICLE III

                         Participation and Service
                         -------------------------

     3.1 Participation: An Employee included under the provisions of the Previous Plan as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan if such Employee is a Salaried Employee as of the Effective Date. Any other Salaried Employee, whose Compensation, hours of employment or conditions of employment shall not be determined by collective bargaining, shall become a Participant (i) for all purposes of this Plan other than Section 5.2(b) (relating to the allocation of Profit Sharing Contributions) as of the later of the Effective Date or the day on which he attains age twenty-one (21) and (ii) for purposes of Section 5.2(b) of this Plan (relating to the allocation of Profit Sharing Contributions) as of the later of the Effective Date, the day on which he attains age twenty-one (21) or the date on which he has completed twelve (12) consecutive months of employment with the Employer of at least 1,000 hours commencing on the date his employment commences or any anniversary thereof; provided, however, that in no event shall a leased employee or an individual who is providing services to the Employer who the Employer is treating as an independent contractor be eligible to participate in the Plan. The initial eligibility computation period for purposes of (ii) above shall begin on an Employee's employment commencement date; after the initial eligibility computation period years of service for eligibility purposes shall be measured by using twelve (12) consecutive month periods beginning on anniversaries of an Employee's employment commencement date. A break in service for eligibility purposes shall occur when an Employee fails to complete more than 500 hours of service during an eligibility computation period. After termination of employment, a rehired Employee's subsequent participation shall be subject to the provisions of Section 3.4, except that any reference therein to years of service or break in service shall be deemed for the purposes of this Section 3.1 to mean a year of service or a break in service, respectively, as above provided. For purposes of this Section former employees of Rainbow Industries, Inc., d/b/a Premier Hardwood Floors and first employed by the Company on June 28, 1994 shall be deemed to have an employment commencement date that is the latter of the date first employed by Rainbow Industries, Inc. or January 1, 1994.

     Anything above to the contrary notwithstanding, no Employee shall become a Participant, or participate in the Plan during any period while he is accruing benefits under or is a participant in any other pension or profit sharing plan of the Company or any of its subsidiaries which is designed to be an approved plan under the Internal Revenue Code. The right of certain employees to gain credit for vesting purposes under the Triangle Pacific Corp. Pension Plan for IXL Division for Service, as defined in this Plan, subsequent to October 1, 1977 shall not be deemed to constitute the accruing of benefits under or to be participation in another pension or profit sharing plan of the Company.

     In the event an Employee transfers to or from this Plan to any other qualified pension or profit sharing plan of the Company or any of its subsidiaries, then he will not receive any allocation of Profit Sharing Contribution under this Plan in the Year in which such transfer occurs, if he meets the service requirements for benefit accrual under such other plan (and otherwise meets all requirements for benefit accrual under such other plan) for the plan year under such other plan in which such transfer occurs. In the event an Employee transfers to or from this Plan to any other qualified pension or profit sharing plan of the Company or any of its subsidiaries, and does not meet the service requirement for benefit accrual under such other plan (or otherwise does not meet all requirements for benefit accrual under such other plan) for the plan year under such other plan in which such transfer occurs, then the Employee will be deemed to be a Participant hereunder for the Year in which such transfer occurs and will receive an allocation of Profit Sharing Contribution if otherwise applicable under Section 5.2(b) and the first paragraph of this Section 3.1. For this purpose Compensation shall be that paid by the Company to such an Employee for the entire Year in which such transfer occurs.

     For purposes of making salary deferral contributions under Section 4.6, an Employee shall be eligible to make such contributions only during those payroll periods in which he meets the participation requirements of Section 3.1.

     In no event shall a Leased Employee, as defined in Section 2.1(n) hereof, become a Participant in this Plan.

     3.2 Service: A Participant's eligibility for benefits shall be determined by his period of Service. Subject to the reemployment provisions of Section 3.4, a Participant shall accrue one Year of Service for each Year during which he was in the continuous employ of the Employer. Periods of temporary illness, temporary layoff and Authorized Leaves of Absence shall not be deemed as breaking continuity of employment, and shall be counted as periods of Service. For purposes of this Section former employees of Rainbow Industries, Inc., d/b/a Premier Hardwood Floors and first employed by the Company on June 28, 1994 shall be deemed to have an employment commencement date that is the date first employed by Rainbow Industries, Inc.

     For any Year during which the Participant has not been in the continuous employ of the Employer throughout the Year, he shall receive proportional credit for the fractional portions of the Year during which he was in the employ of the Employer, provided that if such fractional portions represent at least 1,000 hours of employment, then for all purposes of the Plan, such fractional portions shall be deemed to be one full Year of Service.

     3.3 Hours of Employment: Under this Article III, hours of employment shall include the following:
     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.
     (b) Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by the Employer (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity, including disability, layoff, jury duty, military duty or leave of absence; excluding, however, any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with workmen's compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be "directly or indirectly paid, or entitled to payment by the Employer" regardless of whether such payment is (i) made by or due from the Employer directly, or (ii) made indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums.

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, without duplication of hours provided above, and subject to the 501 hour restriction for periods described in the foregoing subparagraph (b).

     The foregoing provisions shall be administered in accordance with Department of Labor rules set forth in Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Benefit Plans. In addition to, but not in duplication of, the foregoing provisions, an Employee shall receive hours of employment credit for any period of Authorized Leave of Absence, and for any period of accrued vacation for which Compensation is paid upon termination of employment However, no hours of employment credit shall be granted for a period attributable to any severance pay granted upon termination of employment.

     3.4 Participation and Service Upon Reemployment: Except for the continuing participation in Trust Fund Income of a Former Participant, Participation in the Plan shall cease upon termination of employment with the Employer. Termination of employment may have resulted from Retirement, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Employer or to retire by the date on which an Authorized Leave of Absence expired.

     Upon an Employee's termination of employment on or after January l, 1976, a Year during which the Employee completes less than 501 hours of employment due to a termination of employment shall constitute a Break in Service.

     Upon the reemployment of any person after January 1, 1976, who had previously been employed by the Employer on or after January 1, 1976, the following rules shall apply:

     (a) Termination of Employment Prior to January 1, 1985: Except as provided in (i) and (ii) below, all Years of Service with the Company or with any corporation which is a member of the same controlled group of corporations (as defined in Sections 414(b) and (c) of the Internal Revenue Code) as the Company shall be taken into account in computing the period of Service for purposes of this Section 3.4.

      (i) In computing the Employee's period of Service for purposes of this Section 3.4, in the case of any Employee who has a Break in Service, Service before such Break shall not be taken into account under the Plan until he has completed a Year of Service after his return.

     (ii) As to any Employee who has not earned any vested benefits, in computing the Employee's period of Service for purposes of this Section 3.4, Service before a Break in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the number of Years of Service before the Break. The number of Years of Service before the Break (for purposes of the preceding sentence) shall be deemed not to include any Years of Service not taken into account by reason of any prior Break in Service.

     In any case where an Employee is required to, and does, resatisfy the eligibility requirements of said Section 3.1, his participation in the Plan shall be retroactive to his date of employment after such Break in Service.

     (b) Termination of Employment On or After January l, 1985: Upon the reemployment of an Employee whose termination of employment occurred on or after January l, 1985, the following rules shall apply in determining his Participation in the Plan and his Service under Section 3.2:

     (i)  Participation:  Before 5 consecutive one-year Breaks in
Service: if the Employee is rehired before he has 5 consecutive one-year Breaks in Service, he shall participate in the Plan as of the date of his reemployment, if he previously was a Participant, or on the date following his reemployment on which he has completed the requirements of Section 3.1.

     After 5 consecutive one-year Breaks in Service: if an Employee (whether or not previously a Participant) is rehired after he has 5 consecutive one-year Breaks in Service and after cancellation of pre-break Service as determined in accordance with subparagraph (ii) below, he must meet the requirements of Section 3.1 for Participation in the Plan as if he were a new Employee. If an Employee is rehired after he has 5 consecutive one-year Breaks in Service but prior to cancellation of his pre-break Service as determined in accordance with subparagraph
(ii) below, he shall recommence Participation as of the date of his reemployment, if he previously was a Participant, or the first date following his reemployment on which he has completed the requirements of
Section 3.1.

     (ii)  Service:  For Vested Participants - in the case of a
Participant who was vested when his prior period of employment terminated, any Service attributable to his prior period of employment shall not be canceled and shall be reinstated as of the date of his reparticipation.

     For other Employees - in the case of a reemployed Employee who was not a Participant in the Plan during his prior period of employment, or in the case of a Participant who was not vested when his prior period of employment terminated, any Service attributable to his prior period of employment shall be canceled as of the later of the date he has 5 consecutive one-year Breaks in Service or the date the number of his consecutive years of Break in Service equals the aggregate number of his years of pre-break Service. If Service attributable to his prior period of employment is not canceled pursuant to the preceding sentence, it shall be reinstated upon his commencing or recommencing Participation.

     Notwithstanding the foregoing, if an Employee's termination of employment is due to a "maternity or paternity leave", then subparagraph
(b) of this Section shall be read by substituting the number "6" for the number "5" wherever it appears therein. For the purposes of this Plan, "maternity or paternity leave" means termination of employment or absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of the child by an Employee, or the caring for an Employee's child during the period immediately following the child's birth or placement for adoption. The Committee shall determine, under rules of uniform application and based on information provided to the Committee by the Employee, whether or not the Employee's termination of employment or absence from work is due to "maternity or paternity leave."


                               ARTICLE IV

                   Contributions and Forfeitures
                   -----------------------------

     4.1 Amount of Profit Sharing Contributions: Subject to the provisions of Article X, the Employer shall contribute a Profit Sharing Contribution to the Trust Fund for each Year in an amount not exceeding 15% of the aggregate Compensation paid in such Year to all Participants in its employ who are eligible to receive an allocation to their Profit Sharing Contribution Accounts in accordance with the provisions of
Section 5.2(b). In no event shall any such contribution for any Year for the Company or any participating Domestic Subsidiaries exceed the maximum amount deductible from the Employer's income for such year under
Section 404(a)(3) of the Internal Revenue Code, as amended, or any statute of similar import.

     4.2 Time and Method of Profit Sharing Contribution: The amount of the Employer's Profit Sharing Contribution for each Year shall be paid to the Trustee, either in a single payment or in installments and either in cash or in common shares of the Company valued at the fair market value thereof at the time of contribution and within such period as is provided for in Section 404(a)(6) of the Internal Revenue Code, as amended, or any other statute of similar import, or any rule or regulation thereunder.

     4.3 Determination of Profit Sharing Contribution: The amount of the contribution shall be determined solely at the discretion of the Board of Directors of the Company.

     Neither the Trustee nor the Committee nor any other person shall be under any duty to inquire into the correctness of the amount contributed and paid over to the Trustee hereunder, nor shall the Trustee or the Committee or any other person be under any duty to enforce the payment of the contributions to be made hereunder by the Employer.

     4.4 No After-Tax Contributions by Participants: Participants are not required or permitted to make any after-tax contributions under this Plan.

     4.5  Disposition of Forfeitures:  Amounts which have become
Forfeitures during a Plan Year will be allocated as of the last day of the Plan Year in which the Forfeiture occurred. Allocation of Forfeitures will be made in accordance with Plan Section 5.2(e).

     In the case of a terminated Participant who has incurred five consecutive One-Year Breaks in Service, or whose interest in the Plan has been distributed on termination of participation and was not repaid pursuant to the terms of the immediately succeeding paragraph, Vesting Years of Service after such break or after such distribution shall not be taken into account in determining the vested percentage of his Profit Sharing or Matching Contribution Accounts which accrued prior to such five consecutive One-Year Breaks in Service or such distribution, as the case may be. Separate accounts for the prebreak and postbreak portions of such person's interest in his Profit Sharing or Matching Contribution Accounts will be maintained, if and to the extent necessary to properly reflect the provisions of this Section 4.5.

     If a Participant who has separated from service with the Employer and received a distribution of the vested balance of his Profit Sharing or Matching Contribution Accounts under the Plan shall return to the employment of the Employer before incurring five consecutive One-Year Breaks in Service, any amount previously forfeited shall be reinstated to the Participant's Profit Sharing or Matching Contribution Accounts upon repayment by the Participant of the full amount of the distribution. Such repayment must be made before the earlier of five
(5) years after the date on which the Participant is subsequently reemployed by the Employer or the close of the Plan Year within which the Participant incurs a fifth consecutive One-Year Break in Service. In such event, upon a subsequent termination of employment or retirement, the Participant's vested interest in his Profit Sharing or Matching Contribution Accounts shall be determined as if no previous separation from service has occurred.

     Any Forfeiture shall be applied pursuant to Section 5.2(e).

     Notwithstanding the foregoing, if a Participant's termination of employment is due to a "maternity or paternity leave" as described in
Section 3.4, then this Section 4.5 shall be read by substituting the number "6" for the number "5" and the word "sixth" for the word "fifth" wherever they appear in this Section.

     4.6 Salary Deferral Contributions: The Employer shall, during any Plan Year beginning on or after January 1, 1993, contribute a Salary Deferral Contribution for each Participant employed by such Employer, determined according to the Participant's salary deferral election for the Year under (a) below. Such contribution shall be made no later than thirty (30) days after the date such amount is withheld from the Participant's pay and will be allocated to a Participant's Salary Deferral Contribution Account in accordance with Section 5.2.

     (a) Participant's (Pre-Tax) Salary Deferral Elections: When he becomes a Participant hereunder, a Participant may enter into a written salary deferral agreement with his Employer which shall provide that the Participant elects to defer (on a pre-tax basis) a portion of his Compensation; provided, however:

               (1) The Committee may require such contributions to be a whole dollar or a whole percentage of his Compensation.

               (2) Such deferral must meet the deferral percentage test in subsection (c) hereof, and the Committee may require modifications in order to meet such test.

               (3) Such deferral cannot exceed the dollar limit in (b) below.

               (4) The Committee may establish a maximum deferral for any year.

     A salary deferral agreement shall be entered into on such forms and at such times as the Committee may prescribe. Changes, suspensions or discontinuance of salary deferrals may be made by the Participant during a Plan Year only if permitted by the Committee, but may be made by the Committee if called for under subsection (b) or (c) hereof or if the Employer's deduction limits under Code Section 404(a) would otherwise be exceeded, or if the annual addition limitations under Code Section 415 would otherwise be exceeded as to any Employee.

     (b) Dollar Limit on Salary Deferrals: If a Participant's Salary Deferral Contributions hereunder should exceed the dollar limit specified in Code Section 402(g)(1), but subject to the cost-of-living adjustment set forth in Code Section 402(g)(5)), in any taxable year of the Participant, the excess (with earnings thereon) shall be distributed to the Participant. If the Participant also participates in another elective deferral program (within the meaning of Code Section 402(g)(3)) and if, when aggregating his elective deferrals under all such programs, an excess of deferral contributions arises under the dollar limitation in Code Section 402(g) with respect to such Participant, the Participant shall, no later than March 1st following the close of the Participant's taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with earnings thereon) shall be distributed to the Participant. In the event there is a loss allocable to an excess deferral, any distribution to a Participant as required by this Section shall be no less than the lesser of the Participant's Salary Deferral Accounts or the Participant's excess deferral for the Plan Year. Any distribution under this Section shall be made to the Participant no later than the March 15th immediately following the close of the Participant's taxable year for which such contributions were made.

     (c)  Deferral Percentage Test:

               (1) Highly Compensated Employee: For purposes of this subsection, the term Highly Compensated Employee shall mean any Employee who, during the Year of determination or the immediately preceding Year:

                    (A) was at any time during such year(s) a five percent (5%) owner (as defined in Code Section 416(i)(1));

                    (B) received compensation (as defined below) from the Affiliated Employers in excess of Seventy-Five Thousand Dollars ($75,000) (subject to increase under Code Section 414(q)(1));

                    (C) received compensation (as defined below) from the Affiliated Employers in excess of Fifty Thousand Dollars ($50,000) (subject to increase under Code Section 414(q)(1)) and was in the top twenty percent (20%) of the Employees of all Affiliated Employers (when ranked on the basis of compensation paid during such year); excluding, however, for purposes of determining the top twenty percent (20%):

                         (i) Employees who have not completed at least six (6) months of service;

                         (ii)  Employees who normally work less than
                               seventeen and one-half (17-1/2) hours per week;

                         (iii) Employees who normally work during not
                               more than six (6) months during any Plan
                               Year;

                         (iv)  Employees who have not attained age
                               twenty-one (21);

                         (v)   Employees covered under a collective
                               bargaining agreement (to the extent
                               permitted in appropriate regulations);
                               and

                         (vi) Employees who are nonresident aliens and who receive no earned income (as defined in Code Section 911(d)(2) which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or

                    (D)  was at any time an officer and received
compensation (as defined below) greater than fifty percent (50%) of the defined benefit dollar limitation in effect under Code Section
415(b)(1)(A) for such Year; provided that, for purposes of this subparagraph (D):

                         (i) no more than fifty (50) Employees (or if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) of the Affiliated Employers shall be considered as officers, and

                         (ii)  if in such Plan Year, no officer
                               satisfied the requirements set forth in
                               this subparagraph (iv) above, the highest paid officer of the Affiliated Employers during such Plan Year shall be considered an officer.

               (2)  For purposes of this subsection, the term
"compensation" shall have the same meaning as in Code Section 415(c)(3), without regard to: (A) Code Sections 125, 402(e)(3), and 402(h)(1)(B), and (B) Code Section 403(b) in the case of contributions made by an Affiliated Employer under a salary reduction agreement.

               (3) For purposes of determining whether an Employee is highly compensated in the Plan Year for which the determination is being made, any Employee not described in subparagraphs (B), (C), or (D) above for the preceding year (disregarding this paragraph (2)), shall not be treated as described in subparagraphs (B), (C), or (D) above unless such Employee is a member of the group consisting of the one hundred (100) Employees of the Employer who were paid the highest compensation during the Year for which such determination is being made. Notwithstanding the preceding sentence nor the first sentence in paragraph (1) above in this Section, if the Employer so elects, the determination described in said paragraph (1) above will be made only for the Year of determination if such Year is a calendar year and no such determination will be made for the immediately preceding Plan Year, in which event the preceding sentence in this such paragraph (3) will not apply; provided, however, the Employer may only make such election if the same election is made as to all plans, entities and arrangements for the Employer with respect to which a determination of Highly Compensated Employees is necessary.

               (4) For purposes of this Section, if any individual is a member of the family (spouse, and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants) of a five-percent (5%) owner or of a Highly Compensated Employee in the group consisting of the ten (10) highly compensated Employees paid the greatest compensation during such Plan Year, then the following provisions shall be applicable:

                    (A) such family member shall not be considered a separate Employee, and

                    (B) any compensation paid to such family member (as well as any applicable contribution (or benefit) paid to or on behalf of such person) shall be treated as if it were paid to (or on behalf of) said five-percent (5%) owner or Highly Compensated Employee.

               (5) For purposes of this Section, former Employees shall be treated as Highly Compensated Employees, if:

                    (A) such an Employee was a highly compensated Employee upon termination of employment with the Affiliated Employers; or

                    (B) such an Employee was a highly compensated Employee at any time after attaining age fifty-five (55).

               (6) Deferral Percentage Test: Each Plan Year, the Committee shall determine:

                    (A) The "deferral percentage" for each Employee who is then eligible for salary deferrals, which shall be the ratio of the amount of such Employee's salary deferral for such Plan Year to the Employee's compensation while a Participant for such Plan Year, or for the entire Plan Year, as determined by the Committee. Such compensation for any year shall be defined uniformly for all Employees and any such definition must be allowed for this purpose under Code Sections 414(s) and 401(a)(17).

                    (B) The "highly compensated deferral percentage", which shall be the average of the "deferral percentages" for all Highly Compensated Employees then eligible for salary deferrals.

                    (C)  The "nonhighly compensated deferral
percentage", which shall be the average of the "deferral percentages" for all Employees then eligible for salary deferrals who were not included in the "highly compensated deferral percentage" in (B) above.

     In no event shall the "highly compensated deferral percentage" exceed the greater of:

                         (i)  a deferral percentage equal to one and
                              one-fourth (1-1/4) times the "nonhighly
                              compensated deferral percentage"; and

                         (ii)  a deferral percentage equal to two (2)
                               times the "nonhighly compensated deferral percentage" but not more than two (2) percentage points greater than the
                               "nonhighly compensated deferral
                               percentage".

     If the above deferral percentage test would otherwise be violated as of the end of the Year, then notwithstanding any other provision hereof, every contribution included in the "highly compensated deferral percentage" for a Participant whose deferral percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such deferral percentage test and the amount of such contribution, to the extent revoked, shall constitute an "excess contribution" to be distributed to such Participant (with earnings thereon) within two and one-half (2-1/2) months following the close of the Plan Year for which such contribution was made. To determine the amount of the excess contribution and the Participants to whom the excess contributions are to be distributed, the Salary Deferral Contributions of Highly Compensated Employees shall be reduced in order of the deferral percentages beginning with those Highly Compensated Employees with the highest of the deferral percentages.

     In the event there is a loss allocable to an excess contribution, any distribution to a Participant as required by this Section shall be no less than the lesser of the Participant's Individual Accounts or the Participant's excess contributions for the Year.


     If a Highly Compensated Employee participates in two or more plans maintained by the Employer or Affiliated Employer, that are subject to the deferral percentage test, then such Employee's deferral percentage shall be determined by aggregating his participation in all such plans.

     4.7  Matching Contributions and Qualified Matching Contributions:
The Board of Directors of the Company may elect to make a Matching Contribution or Qualified Matching Contributions to the Plan. The amount of such contributions shall be determined solely at the discretion of the Board of Directors and shall be allocated to the Matching Contribution Account or Qualified Matching Contribution Account, as applicable, of the Participants eligible for such contributions as determined in accordance with Section 5.2(e).

     Each Plan Year, the Committee shall determine:

     (a) The "contribution percentage" for each Employee who is then eligible for salary deferrals, which shall be the ratio of the amount of such Employee's Matching Contribution and Qualified Matching Contribution for such Plan Year to the Employee's compensation while a Participant for such Plan Year, or for the entire Plan Year, as determined by the Committee. Such compensation for any year shall be defined uniformly for all Employees and any such definition must be allowed for this purpose under Code Sections 414(s) and 401(a)(17).

     (b) The "highly compensated contribution percentage", which shall be the average of the "contribution percentages" for all eligible Highly Compensated Employees (as determined in accordance with Section
4.6(c)(1) above).

     (c) The "nonhighly compensated contribution percentage", which shall be the average of the "contribution percentages" for all Employees then eligible who were not included in the "highly compensated contributions percentage" described in the preceding paragraph.

     In no event shall the "highly compensated contribution percentage" exceed the greater of:

               (A) a contribution percentage equal to one and one-fourth (1-1/4) times the "nonhighly compensated contribution percentage"; and

               (B) a contribution percentage equal to two (2) times the "nonhighly compensated contribution percentage" but not more than two (2) percentage points greater than the "nonhighly compensated contribution percentage".

     If the above contribution percentage test would otherwise be violated as of the end of the Plan Year, then notwithstanding any other provision hereof every contribution included in the "highly compensated contribution percentage" for a Participant whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentages test and the amount of such contribution, to the extent revoked, shall constitute an "aggregate excess contribution" to be distributed to such Participant (with earnings thereon) or forfeited, if applicable, within two and one-half (2-1/2) months following the close of the Plan Year for which such contribution was made. To determine the amount of aggregate excess contributions and the Participant to whom the aggregate excess contributions are to be distributed, the applicable contributions of Highly Compensated Employees are reduced in the order of their contribution percentage beginning with those Highly Compensated Employees (as determined in accordance with 4.6(c)(1) above) with the highest contribution percentage. In the event there is a loss allocable to an aggregate excess contribution, any distribution to a Participant as required by this Section shall be no less than the lesser of the Participant's Individual Accounts or the Participant's aggregate excess contributions for the Plan Year.

     If a Highly Compensated Employee participates in two (2) or more plans maintained by the Employer or Affiliated Employer that are subject to the contribution percentage test, then such Employee's contribution percentage shall be determined by aggregating his participation in all such plans. In addition, if the Employer maintains two (2) or more plans subject to the contribution percentage test and such plans are treated as a single plan for purposes of the coverage requirements for qualified plans under Code Section 410(b), then such plans are treated as a single plan for purposes of the contribution percentage test.

     The determination of excess aggregate contributions shall be made after first determining excess elective deferrals made under Section 4.6(b) and then determining excess contributions under Section 4.6(c).

     4.8 Qualified Nonelective Contributions: The Board of Directors of the Company may make a Qualified Nonelective Contribution to the Plan. Such contribution shall be made solely at the discretion of the Board of Directors and shall be allocated to the Salary Deferral Contribution Account of Participants who are employed on the last day of the Plan Year. Such a contribution shall be provided without regard to any salary reduction agreement but shall be treated as a Salary Deferral Contribution of the Participant.


                                 ARTICLE V

                  Allocations to Participants' Accounts
                  -------------------------------------

     5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of Individual Accounts, and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of Individual Accounts is only for accounting purposes, and a physical segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an Individual Account shall be charged to the account as of the date paid.

     Such Accounts shall be referred to as follows:

     (a) Profit Sharing Contribution Account: The account representing Profit Sharing Contributions, Forfeitures from Profit Sharing
Contributions, and gains and losses allocable thereto.

     (b) Salary Deferral Contribution Account: The account representing Salary Deferral Contributions and Qualified Nonelective Contributions, and gains and losses allocable thereto.

     (c) Matching Contribution Account: The account representing Matching Contributions, and gains and losses allocable thereto.

     (d) Qualified Matching Contribution Account: The account representing Qualified Matching Contributions, and gains and losses allocable thereto.

     5.2 Account Adjustments: The Individual Accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

     (a) Income: Each Valuation Date the Income of each Investment Fund as of such current Valuation Date shall be allocated to the Individual Accounts of Participants, Former Participants and Beneficiaries who have unpaid balances in their Accounts within such Investment Fund as of such current Valuation Date. Such allocation shall be made in proportion to the balances in such Accounts at the previous Valuation Date, but after first reducing such account balance by any distributions or withdrawals from the Account since the last Valuation Date, or in accordance with any equitable method of allocation specified by the investment vehicle utilized for such Investment Fund, as determined by the Committee.

     (b) Profit Sharing Contributions: Any Profit Sharing Contribution made for a Plan Year pursuant to Section 4.1 of this Plan shall as soon as practicable be allocated among and credited to the Profit Sharing Contribution Accounts of those Participants who both (i) were employed by (or on Authorized Leave of Absence from) an Employer as a Salaried Employee on the last day of the Plan Year with respect to which such Profit Sharing Contribution is being made, and (ii) completed a Year of Service during such Plan Year. Such allocation shall be made in the proportion that the Compensation of each such Participant for that year bears to the total Compensation for all such Participants for that year. For purposes of this Section, only the Compensation of the Participant while both a Participant and a Salaried Employee shall be considered as the Compensation of a Participant.

     (c)  Salary Deferral Contributions and Qualified Nonelective
Contributions:  Any Salary Deferral Contribution and Qualified
Nonelective Contributions received hereunder on behalf of a Participant shall be allocated to his Salary Deferral Contribution Account as of the Allocation Date following the date such amount is withheld from the Participant's Compensation.

     (d)  Matching Contributions and Qualified Matching Contributions:
As of each Allocation Date, the Employer's Matching Contributions, and Qualified Matching Contributions, if any, shall be credited to the Matching Contribution Accounts, or Qualified Matching Contribution Accounts, as applicable, of those Participants who both (i) have had Salary Deferral Contributions made to their Salary Deferral Contribution Accounts during the Plan Year for which such Matching Contribution, or Qualified Matching Contribution, is being made and (ii) were employed by (or an Authorized Leave of Absence from) an Employer on the last day of the Plan Year with respect to which such Matching Contributions or Qualified Matching Contributions are being made. The Matching Contributions and Qualified Matching Contributions shall be allocated on the basis of the Salary Deferral Contributions (up to a percentage of each Participant's Compensation to be determined at the time such Matching Contributions are made) credited to the Participant's Matching Contribution Account since the preceding Allocation Date.

     (e) Forfeitures: Forfeitures from Profit Sharing Contributions which become available as of the end of each Year shall be applied to reduce any Profit Sharing Contributions to be made by the Employer of the Participant who suffered such Forfeiture in the succeeding Plan Year or Years. If no Profit Sharing Contributions are made by the Employer in a particular Year, any Forfeitures which are available shall be treated as though they were additional Profit Sharing Contributions. Forfeitures from Matching Contributions shall be used to reduce Matching Contributions in the succeeding Plan Year or Years.

     5.3  Limit on Annual Additions Under Code Section 415:
Contributions hereunder shall be subject to the limitations of Code
Section 415 for Plan Years beginning on or after January 1, 1987 under this Plan or the Previous Plan, as provided in this Section.

     (a) Definitions: For purposes of this Section the following definitions shall apply:

          (i) "Annual Addition" shall mean the sum of the following additions to a Participant's Individual Account for the Limitation Year:

               (a)  Profit Sharing Contributions, Matching
                    Contributions, Qualified Matching Contributions, Salary Deferral Contributions and Qualified
                    Nonelective Contributions; and

               (b)  Forfeitures, if any.

          (ii) "Earnings" for any Limitation Year shall be the Employee's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), provided such amounts are actually paid or includible in gross income during such Year. Earnings shall exclude the following:

               (A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are excludable by the Employee or any distributions from a funded plan of deferred compensation;

               (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

          (iii)  "Limitation Year":  The calendar year.

     (b) Defined Contribution Plan(s) Only: The Annual Addition to a Participant's Individual Account hereunder (together with the Annual Additions to the Participant's account(s) under any other defined contribution plan(s) maintained by an Affiliated Employer) for any Limitation Year may not exceed the lesser of:

          (i) Thirty Thousand Dollars ($30,000.00), or, if greater, twenty-five percent (25%) of the defined benefit dollar limitation under Code Section 415(b)(1)(A); or

          (ii) Twenty-five percent (25%) of the Participant's Earnings for the Limitation Year.

     (c) Defined Contribution and Defined Benefit Plans: If, in any Limitation Year, a Participant also participates in one (1) or more defined benefit plans maintained by any Affiliated Employer (whether or not terminated), then for such Limitation Year, the sum of the Defined Benefit Plan Fraction (as defined below) for such Limitation Year and Defined Contribution Plan Fraction (as defined below) for such Limitation Year shall not exceed one (1.0).

     The Defined Benefit Fraction for any Limitation Year shall mean a fraction (a) the numerator of which is the projected annual benefit of the member under the defined benefit plan(s) (determined as of the close of the Limitation Year), and (b) the denominator of which is the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation under Code Section 415(b)(1)(A) or One Hundred Forty Percent (140%) of the percentage limitation under Code Section 415(b)(1)(B) for the year of determination (taking into account the effect of Section 235(g)(4) of the Tax Equity and Fiscal Responsibility Act of 1982).

     The Defined Contribution Fraction for any Limitation Year shall mean a fraction (a) the numerator of which is the sum of the Annual Additions (as defined during each applicable Limitation Year) to the Participant's accounts under all defined contribution plans maintained by an Affiliated Employer as of the close of the Limitation Year (subject to reduction to the extent permitted under the transition rule in Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of
1982), and (b) the denominator of which is the sum of the lesser of One Hundred Twenty-Five Percent (125%) of the dollar limitation under Code
Section 415(c)(1)(A) or One Hundred Forty Percent (140%) of the percentage limitation under Code Section 415(c)(1)(B), for such Limitation Year and for all prior Limitation Years during which the Employee was employed by an Affiliated Employer (provided, however, at the election of the Committee, the denominator shall be increased by using for Limitation Years ending prior to January 1, 1983, an amount equal to the denominator in effect for the Limitation Year ending in 1982, multiplied by the transition fraction provided in Code Section 415(e)(6)(B)).

     If, in any Limitation Year, the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for a Participant would exceed one (1.0) without adjustment of the amount of Annual Additions that can be allocated to such Participant under paragraph b. of this Section, then the amount of maximum annual benefit that can be paid to such Participant under any defined benefit plan(s) maintained by an Affiliated Employer, shall be reduced to the extent necessary to reduce the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for such Participant to one (1.0), or the Committee may take such other action as will cause the sum to equal one (1.0) or less.

     (d) Excess Allocation: If forfeitures available for allocation or if a reasonable error in estimating a Participant's Earnings would cause the limitation on Annual Additions described above to be exceeded, then the amount of such excess shall be credited to and held unallocated in a suspense account until the next succeeding Allocation Date when such amount can be allocated without exceeding such limitation.

     5.4 Top-Heavy Provisions: The following provisions shall become effective in any Year after the 1983 Year in which the Plan (or Previous
Plan) is determined to be a Top-Heavy Plan.

     (a) Determination of Top-Heavy: The Plan will be considered a Top-Heavy Plan for the Year if as of the last day of the preceding Year,
(1) the value of the sum of Employer Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 5.2(b)) of Participants who are Key Employees (as defined in subparagraph (f) below) exceeds 60% of the value of the sum of Employer Contribution Accounts (but not including any allocations toe be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Section 5.2(b)) of all Participants (the "60% Test") or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g) of the Internal Revenue Code) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Section 416(g) of the Internal Revenue Code) which is not top-heavy.

     (b)  Minimum Allocations:  Notwithstanding the provisions of
Section 5.2(b), for any Year during which the Plan is deemed a top-heavy plan, the Profit Sharing Contribution for such Year shall be allocated in the following order of Priority:

          (i) First, the Employer's Profit Sharing Contribution for a Year, or a portion thereof, shall be allocated to the Employer Contribution Accounts of all eligible
                Participants according to the ratio that each Participant's Compensation for the Year bears to the total Compensation of all eligible Participants.

          (ii) Second, that part of the Employer contributions for the Year which exceeds the part of the contribution allocated under subparagraph (i) shall be allowed to the Employer Contribution Accounts of all eligible Participants who earned Excess Compensation for such Year. Such allocation shall be made on a pro-rata basis according to the ratio that a Participant's Excess Compensation for the Year bears to the Excess Compensation of all eligible Participants for the Year. However, the portion of the Employer contribution to be allocated pursuant to this subparagraph shall not exceed 7% of the total Excess Compensation of all eligible Participants. for Years prior to 1984, 5.7% of the total Excess Compensation of all eligible Participants of the Employer for Years 1984 through 1987, 6.06% of the total Excess Compensation for all eligible Participants of the Employer for the Years 1988 and 1989, 6.2% of the total Excess Compensation of all eligible Participants of the Employer for Years after 1989 or a rate equal to the amount as may be provided under subsequent legislation revising the tax rate applicable to employers for old age, survivor and disability insurance under the Social Security Act.

          (iii) Third, that part of the Employer's Profit Sharing Contribution for the Year which exceeds the part of the contribution allocated under subparagraphs (i) and (ii) shall be allocated to the Employer Contribution Accounts of all eligible Participants according to the ratio that each Participant's Compensation for the Year bears to the total Compensation of all eligible Participants for the Year.

          (iv) Provided, however, for any Year in which the Plan is top heavy, any Employee covered under this Plan (regardless of his compensation level and regardless of the number of hours of employment completed under Section 3.3 hereof) shall, during such Year, receive an allocated Employer Contribution (subject to the vesting requirements of this Plan) at least equal to a percentage of his considered compensation (defined below) for such Year, which percentage shall be the lesser of:

                (A)  three percent (3%), and

                (B) the actual percentage that the allocation, received for such Year by the Key Employee receiving the largest such allocation, represented as a percentage of such Key Employee's considered compensation (defined below).

     An Employee's considered compensation is the amount of compensation he received from the Employer for such Year not in excess of the dollar limitation specified in Code Section 401(a)(17), reportable on income tax Form W-2 or its equivalent.

     (c) Minimum Vesting: Notwithstanding the provisions of Section 6.3, if a Participant's termination of employment occurs while the Plan is a Top-Heavy Plan, such Participant's vested percentage in his Profit Sharing Contribution Account and Matching Contribution Account shall not be less than the percentage determined in accordance with the following table:

                                       Vested       Forfeited
          Years of Service           Percentage     Percentage

     less than 2                         0%            100%
     2 but less than 3                  20%             80%
     3 but less than 4                  40%             60%
     4 but less than 5                  60%             40%
     5 but less than 6                  80%             20%
     6 or more                         100%              0%

     (d) Change in Top-Heavy Status: If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in subsection (c) of this section shall continue to apply in determining the vested percentage of any Participant who had at least five years of Service as of December 31 in the last Year of top-heaviness For other Participants, said schedule shall apply only to their Employer Contribution Account balance as of such December 31.

     (e) Impact on Maximum Benefits: For any Year in which the Plan is a Top-Heavy Plan, Section 5.3 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Year in which this provision becomes applicable.

     (f) Key Employee: For purposes of this Section 5.4 a Key Employee is any individual (whether or not deceased) who, at any time during the five (5) Years immediately preceding the current Year, was:

          (i) an officer of the Employer or Affiliated Employer (as defined below in subparagraph (i)) having an annual compensation from the Employer and/or Affiliated Employer (as reported on income tax form W-2 or its equivalent) greater than Fifty Percent (50%) of the defined benefit plan dollar limitation in effect under Code Section 415(b)(1)(A) for any such Year (except that no more than fifty (50) Employees or, if less, the greater of three (3) and ten percent (10%) of the Employees, shall be treated as officers), or

          (ii) one of the ten (10) Employees having an annual compensation from the Employer and/or Affiliated Employer (as reported on income tax form W-2 or its equivalent) greater than the defined contribution plan dollar limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning under Code Section 416(i)(1)) both more than a one-half percent (1/2%) interest and the largest interests in the Employer, or

          (iii) a five percent (5%) owner of the Employer (taking into account ownership he would be considered to have under Code Section 416(i)(1)), or

          (iv) a one percent (1%) owner of the Employer (taking into account ownership he would be considered to have under Code Section 416(i)(1)) having annual compensation from the Employer and/or an Affiliated Employer during any calendar year (as reported on income tax Form W-2 or its equivalent) of more than One Hundred Fifty Thousand Dollars ($150,000).

     Any Employee who is not a Key Employee is a nonkey Employee.

     (g) Terminated Employees and Affiliated Employers: For purposes of this Section 5.4, if a former Employee has not performed any services for the Employer at any time during the five (5) Years immediately preceding the current Year, any account balance remaining hereunder for such former Employee shall not be taken into account. Also, any account balance attributable to deductible employee contributions (under Code
Section 219) or attributable to a rollover initiated by an Employee from the plan of an employer that is not an Affiliated Employer shall not be taken into account under this Section.

     (h) Safe Harbor Rule: In the case of an Employee hereunder who is also covered by another top heavy qualified defined contribution plan of an Affiliated, the top heavy minimum allocation provided under Section 5.4(b)(iv) hereof shall not apply if the top heavy minimum allocation under such other plan is applied to such Employee thereunder, and in the case of an Employee hereunder who is also covered by a top heavy qualified defined benefit plan of an Affiliated Employer, said top heavy minimum allocation shall not apply if the top heavy minimum benefit under such other plan is applied to such Employee thereunder, but if such top heavy minimum benefit is not applied to such Employee, then the top heavy minimum allocation described in Section 5.4(b)(iv) hereof shall be applied except that the percentage specified therein shall be five percent (5%).

                               ARTICLE VI

                      Distributions and Withdrawals
                      -----------------------------

     6.1 Retirement or Disability: If a Participant's employment with the Employer is terminated at or after he attains age 59-1/2, or if his employment is terminated at an earlier age because of Disability, he shall be vested in, and entitled to receive, the entire amount in his Individual Account as of the date employment terminates.

     If a Participant shall continue in active employment following attainment of age 59-1/2, he shall continue to participate under the Plan. Upon actual retirement, such Participant shall be entitled to his Plan benefits as of his actual retirement date.

     Payment of benefits due under this Section shall be made in accordance with Section 6.4.

     6.2 Death: In the event that the termination of employment of a Participant is caused by his death, his Beneficiary shall be vested in and paid the entire amount in his Individual Account as of his date of death. Payment of benefits due under this Section shall be made in accordance with Section 6.4.

     6.3 Termination for Other Reasons: If a Participant's employment with the Employer is terminated before age 59-1/2 for any reason other than Disability or death, he shall be vested in, and entitled to receive, an amount equal to the vested percentage of the balance of his Profit Sharing Contribution Account and Matching Contribution Account, if any, as of the date employment terminates. Such percentage shall be determined in accordance with the applicable schedule as set forth below.

     The following vesting schedule shall apply, to the extent required under this Article VI, in the event a Participant's employment with the Employer is terminated before January 1, 1989.

                                      Vested          Forfeitable
          Years of Service          Percentage        Percentage
          ----------------          ----------        -----------

     less than 5 years                  0%              100%
     5 but less than 6 years           50%               50%
     6 but less than 7 years           60%               40%
     7 but less than 8 years           70%               30%
     8 but less than 9 years           80%               20%
     9 but less than 10 years          90%               10%
     10 years or more                 100%                0%

     The following vesting schedule shall apply, to the extent required under this Article VI, in the event a Participant's employment with this Employer is terminated on or after January 1, 1989.

                                          Vested        Forfeitable
          Years of Service                Percentage    Percentage


     Less than 5 years                        0%            100%
     5 years or more                        100%              0%

     A Participant shall always be one hundred percent (100%) vested in his Salary Deferral Contribution Account and Qualified Matching
Contribution Account and entitled to receive the balance of such Accounts upon termination of employment.

     Payment of benefits under this Section shall be made in accordance with Section 6.4.

     6.4 Payment of Benefits: Subject to Section 6.10, payment of benefits under Sections 6.1, 6.2 or Section 6.3 shall be made in a single cash distribution of the full amount payable. Subject to Section 6.7, such distribution under Sections 6.1 (Retirement or Disability) and
6.2 (Death) shall be made within thirty (30) days after the Participant terminates employment. Subject to Section 6.7, such distribution under
Section 6.3 (Termination for Other Reasons) shall be made within thirty
(30) days after the later of (a) the end of the year following the date the Participant terminates employment or (b) the date the Participant attains age sixty-two (62). Notwithstanding the above, a Participant may elect to receive a distribution of his Salary Deferral Contribution Account within sixty (60) days after he terminates employment with the Employer and all Affiliated Employers.

     6.5 Designation of Beneficiary: Designation of a Beneficiary or Beneficiaries under the Plan shall be governed by the following rules:

          (a) Designation Procedure: Subject to the provisions of subparagraph (b), each Participant or Former Participant from time to time may designate any person or persons as his Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

     Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation no matter how effected, shall not require the consent of any designated Beneficiary except as provided in subparagraph (b) below.

          (b) Spousal Consent: No Beneficiary designation or change in Beneficiary designation shall be effective under the Plan unless the Participant's Eligible Spouse consents in writing to such designation, the Eligible Spouse's consent acknowledges the effect of such designation and the Eligible Spouse's signature is witnessed by a member of the Committee or a notary public.

     For purposes of this Section, spousal consent shall not be necessary if it is established to the satisfaction of the Committee that a Participant does not have an Eligible Spouse, or that the Eligible Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

          (c) Lack of Designations: If any Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, such Participant's benefits shall be paid in accordance with the following order of priority:

               (i) to the Participant's Eligible Spouse, or if there be none surviving,

               (ii) to the Participant's surviving spouse, or if there be none surviving,

               (iii) to the Participant's descendants, in equal parts,
                     or if there be none surviving,

               (iv) to the Participant's father and mother, in equal parts, or if there be none surviving,

               (v)   to the Participant's estate.

     6.6 Distributions to Five Percent (5%) Owners: Notwithstanding anything contained herein to the contrary, any benefits to which a Participant who is a 5-Percent Owner is entitled shall commence not later than the April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not his employment had terminated in such year. If a benefit distribution under the Plan is made to a 5-Percent Owner before he attains age 59-1/2, the Participant shall be advised by the Committee that an additional income tax may be imposed equal to 10% of the portion of the amount so received which is included in his gross income for such taxable year and which is attributable to benefits accrued while he was a 5-Percent Owner, unless such distribution is made on account of death or Disability.

     A 5-Percent Owner is a Participant who is a 5-Percent owner of the Employer within the meaning of Section 416(i) of the Internal Revenue Code.

     6.7 Small Distributions: If the value of the Participant's vested account balance is not, and has never been at the time of any distribution to, or withdrawal by, the Participant, greater than $3,500, subject to the provisions of Section 6.10, such amount shall be distributed in a lump sum without the consent of the Participant, Former Participant or Beneficiary; provided that in the event a Participant's vested Account balance exceeds $3,500, such vested account balance may not be distributed without the Participant's consent prior to such Participant's attainment of age sixty-two (62).

     6.8 Distributions to Participants Who Are Not 5% Owners: Not-withstanding anything contained herein to the contrary, any benefits to which a Participant who is not a 5-Percent Owner (as such term is defined in Section 6.6 hereof) is entitled shall commence not later than April 1 following the later of: (i) the calendar year in which such Participant attains age 70-1/2 or (ii) if later, the calendar year in which he retires; provided that if such Participant reached age 70-1/2 on or after January 1, 1988, then benefits shall commence no later than April 1 of the calendar year in which he attains age 70-1/2 regardless of his status as an Employee.

     6.9 Withdrawals from Salary Deferral Contribution Account: Each Participant, by filing a request with the Committee (on a form provided by the Committee) may withdraw amounts from his Salary Deferral
Contribution Account while in the employment of the Employer, in accordance with the following paragraphs.

     The amount to be withdrawn may be all or any portion of a Participant's balance of his Salary Deferral Contribution Account, except as otherwise provided below.

     No such withdrawal is permitted by a Participant prior to his attainment of age fifty-nine and one-half (59-1/2) unless (i) the withdrawal is made on account of the immediate and heavy financial need of the Participant as determined under (a) below and (ii) the withdrawal is necessary to satisfy the immediate and heavy financial need as determined under (b) below.

     (a) Deemed Immediate and Heavy Financial Need: An immediate heavy financial need shall be deemed to exist with respect to a Participant if the withdrawal request is on account of:

          (i) expenses for medical care described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or necessary for those persons to obtain medical care as described in Code Section 213(d).

          (ii) purchase (excluding mortgage payments) of a principal residence for the Participant;

          (iii) payment of tuition and related educational fees for the twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

          (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

          (v) such other events as may be acceptable to the Internal Revenue Service.

     (b) Deemed Necessity of Withdrawal to Satisfy immediate and Heavy Financial Need: A hardship withdrawal request shall be deemed to be necessary to satisfy an immediate and heavy financial need if all of the following conditions are satisfied:

          (i) the amount of the withdrawal request is not in excess of the immediate and heavy financial need of the Participant, including any amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

          (ii) the Participant has obtained all distributions, other than hardship distributions from his Salary Deferral Contribution Account, and all nontaxable loans currently available from all plans maintained by the Employer;

          (iii) The Participant's right to make salary deferral contributions to this Plan and all other plans maintained by the Employer or Affiliated Employers is (and shall be) suspended for twelve (12) months after receipt of the hardship distribution.

                In the event more than one (1) distribution is made hereunder within a twelve (12) month period, the suspension period shall not be tacked to the remaining portion of the prior suspension period but rather shall start anew.

          (iv) The Participant's right to make salary deferral contributions to this Plan and all other plans maintained by the Employer or Affiliated Employers in the taxable year following the taxable year of the hardship distribution is (and shall be) limited to an amount equal to the applicable limit under Code Section 402(g) reduced by the Participant's salary deferral contributions in the taxable year of the hardship distribution. The term "taxable year" as used hereunder means the Participant's taxable year.

     (c) Source of Hardship Withdrawal: In the event of a hardship withdrawal, such withdrawal may be made from Salary Deferral
Contributions and not from earnings on such Salary
Deferral Contributions.

     (d) Payment of Withdrawal: Subject to Section 6.10, payment of any withdrawal under this Section 6.9 shall be made in cash to the Participant as soon as practicable following the date such request for withdrawal is approved by the Committee.

     6.10 Direct Rollovers: This Section 6.10 applies to distributions or hardship withdrawals made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article VI, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.10, the following definitions shall apply:

     (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income.

     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                               ARTICLE VII

                               Trust Fund
                               ----------

     All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. Upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof or upon the deductibility of the contribution under Section 404 of the Internal Revenue Code of 1986, shall be returned to the Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable. Upon the Employer's request, a contribution which was conditioned upon qualification of the Plan shall be returned to the Employer within one year after the denial of the qualification.

     Except as provided above, all assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.
     The assets of the Trust Fund shall be invested in certain Investment Funds approved by the Investment Committee and communicated to the Participants.

     Any contribution allocated to a Participant's Account hereunder will be invested in the Investment Fund (or Funds) designated by the Participant on a form furnished by the Committee. Failure to select one of the investment options will result in the Participant's Account being invested in a Fund selected by the Investment Committee. A Participant or vested Former Participant may change his investment selection three
(3) times each calendar quarter.

                               ARTICLE VIII

                              Administration
                              --------------

     8.1 Allocation1 of Responsibility Among Fiduciaries for Plan and Trust Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. The Employer shall have the sole responsibility for making the contributions provided for under
Article IV and shall have the sole authority to appoint and remove the Trustee, members of the Committee and any Investment Manager which may be provided for under the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust.

     The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     8.2 Appointment of Committee: The Plan shall be administered by a Profit Sharing Committee consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Employer. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

     8.3 Claims Procedure: The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

     8.4 Records and Reports: The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual and other reports to the Department of Labor.

     8.5 Other Committee Powers and Duties: The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation the following:

     (a) discretionary and final authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

     (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

     (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

     (d) to receive from an Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

     (e) to furnish an Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (f) to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee;

     (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

     (h) to direct the voting of any common shares of the Company held by the Trustee under this Plan.

     The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

     8.6 Rules and Decisions: The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

     8.7 Committee Procedures: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such action in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act.

     8.8 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrant that all such directions are in accordance with this Plan.

     8.9 Application and Forms for Benefits: The Committee may require a Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address.

     8.10 Facility of Payments: Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installation thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

     8.11 Indemnification of the Committee: The Committee and the individual members thereof shall be indemnified by the Employer and not from the Trust Fund against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                               ARTICLE IX

                              Miscellaneous
                              -------------

     9.1 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

     9.2 Rights to Trust Assets: No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

     9.3 Nonalienation of Benefits: Except with respect to federal income tax withholding, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     Notwithstanding the above, the Committee may direct the Trustee to comply with a Qualified Domestic Relations Order.

     A Qualified Domestic Relations Order is a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant ("Alternate Payee") and which:

     (a) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to the Participant under this Plan; and

     (b) specifies (i) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order (ii) the amount or percentage of the Participant's Plan benefits to be paid to any Alternate Payee, or the manner in which such amount or percentage is to be determined and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

     (c)  does not require the Plan to:

          (i) provide any type or form of benefit or any option not otherwise provided under the Plan

          (ii) pay any benefits to any Alternate Payee prior to the earlier of the affected Participant's termination of employment or attainment of age 59-1/2

          (iii) provide increased benefits, or

          (iv) pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior
                Qualified Domestic Relations Order.

     For purposes of this Plan, an Alternate Payee who had been married to the Participant for at least one year may be treated as an Eligible Spouse with respect to the portion of the Participant's benefit in which such Alternate Payee has an interest provided that the Qualified Domestic Relations Order provides for such treatment. However, under no circumstances may the spouse of an Alternate Payee (who is not a Participant hereunder) be treated as an Eligible Spouse under the terms of the Plan.

     Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected Participant and any Alternate Payee of the Committee's procedure for determining whether or not the judgment, decree or order is a Qualified Domestic Relations Order.

     The Committee shall establish a procedure to determine the status of a judgment, decree or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

     During any period in which the issue of whether a judgment, decree or order is a Qualified Domestic Relations Order is being determined (by the Committee, a court of competent jurisdiction or otherwise), the Committee shall segregate in a separate account under the Plan the amount, if any, which would have been payable to the Alternate Payee during such period if the judgment, decree or order had been determined to be a Qualified Domestic Relations Order. Such segregated account under the Plan shall be held as uninvested cash.

     If the judgment, decree or order is determined to be a Qualified Domestic Relations Order within the 18-month period following the receipt by the Committee of the Qualified Domestic Relations Order, then payment from the segregated account shall be paid to the appropriate Alternate Payee as soon as practicable after such determination if allowed under the terms of the Qualified Domestic Relations Order. If such a determination is not made within the 18-month period, the segregated account shall be returned to the Participant's accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order, judgment or decree had been received by the Committee.

     If distributions are made from a Participant's Employer
Contribution Account pursuant to the requirements of a Qualified
Domestic Relations Order prior to his termination of employment and prior to the date the Participant is 100% vested in his Employer
Contribution Account, the Participant's vested interest in his Employer Contribution Account shall not become greater due to the prior distribution(s) made pursuant to the Qualified Domestic Relations Order.

     9.4 Non-forfeitability of Benefits: Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant of his right to the non-forfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

     9.5 Discontinuance of Employer Contributions: In the event an Employer elects, by a duly adopted resolution of its Board of Directors, a complete discontinuance of contributions to the Plan, the accounts of all Participants shall, as of the date of such discontinuance, become 100% vested and non-forfeitable.

     9.6 Waiver of Benefits: Anything herein to the contrary notwithstanding, anyone entitled to be a Participant in the Plan, who, at the time is earning in excess of $25,000 per annum, may, if the Committee consents thereto, waive by an instrument in writing his right to participate.


                                  ARTICLE X

                        Amendment and Termination
                        -------------------------

     10.1 Amendment and Termination: The Board of Directors of the Company shall have the right and power at any time and from time to time to amend or terminate this Plan, in whole or in part, on behalf of all Employers. Any such amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. With the consent of the Board of Directors of the Company and subject to such procedures as the Board of Directors of the Company may prescribe, each Employer shall have the right and power at any time and from time to time to amend or terminate this Plan, in whole or in part, with respect to the Plan's application to the Participants of the particular amending or terminating Employer and the assets held in the Trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants. However, in no event shall any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their beneficiaries, nor shall any amendment or new trust reduce a Participant's vested interest under the Plan. The Company shall in writing notify the Committee of any amendment or change in the provisions of the Plan.

     10.2 Partial Termination: Upon termination of the Plan by the Employer with respect to a group of Participants, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 10.3.

     10.3 Liquidation of the Trust Fund: Upon termination of the Plan, the accounts of all Participants affected thereby shall become fully vested, and the Committee may direct the Trustee: (a) to continue to administer the Trust Fund and pay account balances in accordance with
Section 6.4 or Section 6.10, to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated, or (b) to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances.

     In case the Committee directs liquidation of the Trust Fund pursuant to (a) above, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund.

     10.4 Manner of Distribution: To the extent that no discri-mination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, or in securities or other assets in kind, as the Committee (in its discretion) may determine. All non-cash distributions shall be valued at fair market value at the date of distribution.


                            ARTICLE XI

                  Successor Employer and Merger
                    or Consolidation of Plans
                  -----------------------------

     11.1 Successor Employer: In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.

     11.2 Conditions Applicable to Mergers or Consolidations of Plans:
In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with or transferred to the other trust fund only if:

     (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

     (b) resolutions of the Board of Directors of an Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

     (c) such other plan and trust are qualified and exempt under Sections 401(a) and 501(a) of the Internal Revenue Code.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Triangle Pacific Corp. Salaried Employees Profit Sharing Plan (As Restated January 1, 1993), TRIANGLE PACIFIC CORP., the Employer, has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by
its proper officers thereunto authorized this      day of              ,
1994.                                          ---         -------------

ATTEST:                                  TRIANGLE PACIFIC CORP.


                                      By
                                         -------------------------------
         Secretary                        Name:
                                          Title:



(CORPORATE SEAL)